EXHIBIT 10.1

EVERYTHINGAMPED, INC.

COMMON STOCK SUBSCRIPTION AGREEMENT

This COMMON Stock Subscription Agreement (this “Agreement”) is made as of the 16th day of February, 2017, by and between EVERYTHINGAMPED, INC., a Delaware corporation (the “Company”), and ___________________ (“Purchaser”).

Recitals

Whereas, the Company has authorized the sale and issuance of up to an aggregate of 500,000 shares of its Common Stock (the “Common Stock”);

Whereas, Purchaser desires to purchase shares of Common Stock on the terms set forth in this Agreement;

Whereas, the Company desires to issue and sell such shares of Common Stock to Purchaser in accordance with the terms hereof; and

Whereas, this Agreement is entered into as part of a series of similar agreements (collectively with this Agreement, the “Subscription Agreements”) pursuant to which the Company will sell and issue the Common to the persons listed on the signature pages of such Subscription Agreements (collectively with Purchaser, the “Common Investors”).

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale; Closing.

(a) Subject to the terms and conditions hereof, Purchaser hereby agrees to purchase from the Company and the Company hereby agrees to issue and sell to Purchaser ______ shares of Common (the “Shares”) at a purchase price of $0.45 per share for total consideration of $______ (the “Purchase Price”).

(b) The issuance of up to 500,000 shares of Common to the Common Investors, including (subject to the proviso below) issuance of the Shares, shall take place promptly after the Company has received subscriptions for Common representing at least $200,000 (the date on which such shares of Common are issued shall be referred to herein as the “Initial Closing Date”); provided that if Purchaser is purchasing the Shares subsequent to the Initial Closing Date, the issuance of the Shares shall occur upon payment of the Purchase Price by Purchaser and acceptance of Purchaser’s Subscription Agreement by the Company. The date on which the Shares are issued, whether on the Initial Closing Date or thereafter, shall be referred to herein as the “Closing Date.”

(c) Promptly following the Closing Date, the Company shall deliver to Purchaser a certificate registered in Purchaser’s name representing the Shares.

2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

(a) Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Purchaser is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Shares are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act (“Rule 144”). Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement.

(c) Purchaser is obtaining the Shares for Purchaser’s own account and Purchaser has no present intention of distributing or selling the Shares or the Conversion Shares except as permitted under the Securities Act and applicable state securities laws.

(d) Purchaser has sufficient knowledge and experience in business and financial matters to evaluate the Company, its proposed activities and the risks and merits of this investment. Purchaser has the ability to accept the high risk and lack of liquidity inherent in this type of investment.

(e) Purchaser had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Purchaser understands the significant risks of this investment.

(f) Purchaser has the capacity to protect its own interests in connection with the purchase of the Shares by virtue of its business or financial expertise.

(g) Purchaser understands that the Shares and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three month period not exceeding specified limitations.

(h) Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer set forth in Section 5 hereof.

(i) If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Purchaser hereby represents that Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(j) Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

(k) If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on the signature page hereto; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the signature page hereto.

(l) Purchaser makes one or more of the following representations regarding its status as an “accredited investor” and certain related matters, and has checked the applicable representation:

[ ]	(i)	If Purchaser is an individual, a self-directed individual retirement account (“IRA”) or a living trust, Purchaser represents that it (A) has an individual net worth, or a joint net worth with such individual’s spouse, in excess of $1,000,000, or (B) has had an individual income in excess of $200,000 in each of the two most recent years, or a joint income with one’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (C) is a director or executive officer of the Company.

[ ]	(ii)	Purchaser is a bank, insurance partnership, investment partnership registered under the Investment Partnership Act of 1940, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, a business development partnership, a small business investment partnership licensed by the U.S. Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development partnership as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

[ ]	(iii)	Purchaser is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance partnership, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

[ ]	(iv)	Purchaser is (i) an organization described in section 501(c)(3) of the Code, or (ii) a corporation, partnership, or business trust, in either case with total assets in excess of $5,000,000.

[ ]	(v)	If Purchaser is not an entity described in paragraphs “i” through “iv”, Purchaser represents that each of its equity owners is either (i) an entity described in paragraphs “2” through “4”; or (ii) an individual who (A) has an individual net worth, or a joint net worth with such individual’s spouse, in excess of $1,000,000, or (B) has had an individual income in excess of $200,000 in each of the two most recent years, or a joint income with one’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (C) is a director or executive officer of the Company.
[ ]	(vi)	Purchaser is a trust with total assets in excess of $5,000,000 whose purchase hereunder is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

[ ]	(vii)	The undersigned cannot make any of the representations set forth in paragraphs “i” through “vi” above.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to and agrees with Purchaser that each of the following statements is true and correct on the date hereof and, if this subscription is accepted by the Company in whole or in part, will be true and correct on the Closing Date:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and to carry out the provisions of this Agreement and the Charter.

(b) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Charter, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and pursuant to the Charter has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered, will be valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares hereunder and the subsequent conversion of the Shares into the Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with as of the date of such sale or conversion.

(c) Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

(d) Offering Valid. Assuming the accuracy of Purchaser’s representations and warranties contained herein, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of the Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

4. Covenants of the Company.

(a) Basic Financial Information and Reporting.

(i) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with United States generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under United States generally accepted accounting principles consistently applied.

(ii) To the extent requested by a Common Investor, as soon as practicable after the end of each fiscal year of the Company (and in any event within 120 days thereafter), the Company will furnish such Common Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such fiscal year, all prepared in accordance with United States generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

(b) Registration Rights. The Company agrees to use its reasonable best efforts to both file a resale registration statement on Form S-1 for all of the Shares to be issued to the Common Investors and to have that registration statement effective within 90 days from the date of filing. The Company shall bear all costs of the registration statement.

5. Restrictions on Transfer.

(a) Purchaser hereby agrees not to make any disposition of all or any portion of the Shares or the Conversion Shares unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of Section 5 of this Agreement, (B) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (C) such disposition is made in accordance with the provisions of the Company’s Bylaws, and (D) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b) The Company shall not be required (i) to transfer on its books any of the Shares or the Conversion Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or set forth in the Company’s Bylaws or (ii) to treat as the owner of such Shares or Conversion Shares or to accord the right to vote or to pay dividends to any transferee to whom such Shares or Conversion Shares shall have been so transferred.

6. Restrictive Legends.

All certificates representing the Shares shall have endorsed thereon the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Any legend required under applicable state securities laws.

7. Miscellaneous.

(a) Further Assurances. The parties agree to execute such further instruments and to take all such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by facsimile, electronic mail or express courier, or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at its address, electronic mail address, or facsimile number hereinafter shown below its signature or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon Purchaser, his or her heirs, executors, administrators, successors and assigns.

(e) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Either or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format, and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

(h) Amendment and Waiver. This Agreement may be amended or modified, and the obligations of the Company and the rights of the Common Investors under the Subscription Agreements (including the rights of Purchaser under this Agreement) may be waived or terminated, only upon the written consent of the Company and holders of a majority of the shares of Common purchased or agreed to be purchased pursuant to the Subscription Agreements (the “Required Common Investors”). Purchaser acknowledges that because this Agreement may be amended or terminated with the consent of the Required Common Investors, Purchaser’s rights hereunder, including Purchaser’s preemptive rights, may be amended, terminated or waived without Purchaser’s individual consent. Upon the effectuation of such termination, waiver or amendment in conformance with this Section 7(h), the Company shall promptly give written notice thereof to the record holders of the Common who have not previously consented thereto in writing.

(i) Expenses. Subject to Section 7(k) hereof, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(j) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Subscription Agreements or the Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Subscription Agreements or the Charter or any waiver on such party’s part of any provisions or conditions of this Agreement, the Subscription Agreements, or the Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Subscription Agreements, the Charter, law, or otherwise afforded to any party, shall be cumulative and not alternative.

(k) Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(l) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(m) Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation made by the indemnifying party in this Section 7(m) being untrue.

(n) Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

By:
Name:
Title:

Address:

Telephone
Fax:
Email:

ACCEPTED:

EVERYTHINGAMPED, INC.

By:
Name:	[President/CEO Name]
Title:	President

Address:	[Address]

Telephone:	[Telephone]
Fax:	[Fax]
Email:	[Email]